EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Telscape International, Inc.
Houston, Texas

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 22, 1999, relating to the consolidated financial statements of Telscape International, Inc. and subsidiaries appearing in the Company's annual report on Form 10-K for the year ended December 31, 1998.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/  BDO SEIDMAN, LLP

Houston, Texas
December 7, 1999